Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: James E. Braun, Chief Financial Officer MRC Global Inc. Jim.Braun@mrcglobal.com 832-308-2845 Ken Dennard, Managing Partner Dennard — Lascar Associates ken@dennardlascar.com 713-529-6600

MRC GLOBAL INC. ANNOUNCES SECOND QUARTER 2013 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – JUNE 17, 2013 – MRC Global Inc. (NYSE:MRC) announced today that it will release its second quarter 2013 results on Thursday, August 1, 2013 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, August 2, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Second Quarter 2013 Earnings Conference Call

When:	Friday, August 2, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone – By dialing 480-629-9645 and asking for the
MRC Global call at least 10 minutes prior to the start time, or
Live over the Internet – By logging onto the web at the address below

Where:	http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through August 16, 2013 and may be accessed by dialing (303) 590-3030 and using pass code 4624702#. Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information on MRC can be found on our website at www.mrcglobal.com.

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